EXHIBIT J-1

                    VERMONT YANKEE NUCLEAR POWER CORPORATION
                                  BALANCE SHEET
                                     ASSETS

                                                                                                                DECEMBER 31, 2000
                                                                                                              ---------------------
                                                                                                              (dollars in thousands)
UTILITY PLANT:
      Electric plan, at cost:                                                                                          $420,640
      Less accumulated depreciation                                                                                     295,773
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                                                                                                                        124,867
      Construction work in progress                                                                                       8,121
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            Net electric plant                                                                                          132,988
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      Nuclear fuel, at cost:
            Assemblies in reactor                                                                                        69,016
            Assemblies in process                                                                                        12,914
            Spent fuel                                                                                                  372,101
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                                                                                                                        454,031
      Less accumulated amortization of burned nuclear fuel                                                              414,532
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                                                                                                                         39,499
      Less accumulated amortization of final core nuclear fuel                                                           11,888
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            Net nuclear fuel                                                                                             27,611
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            Net utility plant                                                                                           160,599
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LONG-TERM INVESTMENTS, AT FAIR MARKET VALUE:
      Decommissioning trust                                                                                             281,704
      Spent fuel disposal fee defeasance trust                                                                          109,239
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            Total long-term investments                                                                                 390,943
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CURRENT ASSETS:
      Cash and cash equivalents                                                                                             775
      Accounts receivable from sponsors                                                                                  16,074
      Other accounts receivable                                                                                           1,729
      Materials and supplies, net of amortization                                                                        15,762
      Prepaid expenses                                                                                                    2,847
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            Total current assets                                                                                         37,187
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DEFERRED CHARGES:
      Deferred decommissioning costs                                                                                     25,407
      Deferred low-level waste facility expenses                                                                         25,830
      Accumulated deferred income taxes                                                                                  37,012
      Deferred design basis documentation costs                                                                          17,807
      Deferred DOE enrichment site decontamination and decommissioning fee                                                8,473
      Net unamortized loss on reacquired debt                                                                             1,606
      Other deferred charges                                                                                              2,120
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            Total deferred charges                                                                                      118,255
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                                                                                                                       $706,984
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


                                     J-1-1

                         CAPITALIZATION AND LIABILITIES


                                                                                                                DECEMBER 31, 2000
                                                                                                                -----------------
                                                                                                              (dollars in thousands)
CAPITALIZATION:
      Common stock equity:
            Common stock, $100 par value; authorized 400,100 shares;
            issued 400,014 shares of which 7,533 are held in Treasury                                                 $40,001
      Additional paid-in capital                                                                                       14,226
      Treasury stock (7,533 shares a cost)                                                                            (1,130)
      Retained earnings                                                                                                 1,224
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            Total common stock equity                                                                                  54,321
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      Long-term obligations, net                                                                                       59,591
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            Total capitalization                                                                                      113,912
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Commitments and contingencies

Spent fuel disposal fee and accrued interest                                                                          115,351
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CURRENT LIABILITIES:
      Accounts payable                                                                                                  3,185
      Accrued expenses                                                                                                 13,403
      Accrued low-level waste expenses                                                                                  4,858
      Accrued taxes                                                                                                     2,360
      Accrued interest                                                                                                  2,218
      Current maturities of long-term debt                                                                             36,393
      Other current liabilities                                                                                         9,739
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            Total current liabilities                                                                                  72,156
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DEFERRED CREDITS AND OTHER LIABILITIES:
      Accrued decommissioning costs                                                                                   321,409
      Accumulated deferred income taxes                                                                                36,561
      Accrued low-level waste facilities expenses                                                                      23,226
      Accrued DOE enrichment site decontamination and
         decommissioning fee                                                                                            6,280
      Accrued employee benefits                                                                                        10,885
      Net regulatory tax liability                                                                                      3,982
      Accumulated deferred investment tax credits                                                                       3,222
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            Total deferred credits and other liabilities                                                              405,565
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                                                                                                                     $706,984
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


                                     J-1-2